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          (Semple & Cooper Letterhead appears here)

                                                       Exhibit 23.2


We consent to the incorporation by reference in this registration statement of Everest Security Systems Corporation (the "Company") on Form S-8 of our report dated February 23, 1996 for the audited consolidated financial statements of the Company for the fiscal years ended December 31, 1995 and 1994.

(Signature of Semple & Cooper, P.L.C. appears here)
Semple & Cooper, P.L.C.
Certified Public Accountants

Phoenix, Arizona
July 25, 1996